EXHIBIT 10.46

Mr. Weston Anson
Ms. Susan Bailey
Consor, Inc.
7342 Girard Avenue
La Jolla, CA 92037


CONTRACT FOR EXECUTIVE AND MARKETING
CONSULTING SERVICES

This contract is made as of September 1, 1999 between TLA/Consor Inc. mailing address is 7342 Girard Avenue, La Jolla, California 92037 hereinafter referred to as "Client", and "American Champion Marketing Group", mailing address 1694 The Alameda Suite 100, San Jose, California 95126 hereinafter referred to as "Consultant".


1. DESCRIPTION OF WORK

Consultant agrees to provide Executive Licensing Services, Sales staff training and management, Marketing and Consumer Product Development, International Agent Management and Sales (where applicable) and
Publicity.


2. COMPENSATION TO CONSULTANT

Client shall pay Consultant as consideration for aforementioned services the sum of $5500.00 per month for the term of one year through August 31, 2000.

Any expenses related to travel, client entertainment, telephone, faxing, in accordance with services being performed in this agreement, shall be discussed with Client in advance, and payable by Client upon receipt of invoice.


3. COMMISSION

Client agrees to compensate Consultant with ten percent (10%) gross commission for all agreements executed in the Licensing Agency Division of TLA/Consor Inc. This percentage shall be paid to the Consultant throughout the term and any extensions of these licensee agreements. Payment is due to consultant fifteen days after TLA/Consor's receipt of the quarterly royalty reports from licensee and agents.

Payments for consultation services are due upon receipt of the monthly billing at the beginning of each calander month. If the Client fails to pay Consultant according to the payment schedule set forth above, Consultant may, upon five days written notice to Client, suspend performance of services under this contract. Unless Consultant recieves payment in full within ten days of the date of the notice, Consultant may stop all further services without further notice. In such, Consultant shall not be liable for any cancelled agreements or damages caused to Client. Unpaid balances to Consultant shall accrue interest at 18% per year.


4. ARBITRATION

Any controversy or claim arising out of, or relating to, this contract or the making, performance, or interpretation of this Contract, the amount of which exceeds the jurisdictional limits for claim action under California law, shall be settled by arbitration.


5. MISCELLANEOUS PROVISIONS

(A) This document represents the entire and integrated agreement between Client and Consultant and supersedes all prior negotiations, representations or agreements, either in writing or oral. This contract may be amended only through written agreement b both parties.

(B) This Contract shall be governed by the laws of the State of California. This shall lie for any litigation arising outfox the Contract.

(C) This Contract is binding on Client and Consultant as well as their partners, successors, and assigns. However, this contract may not be assigned by either party without prior written consent of the other party.

(D) Consultant is not responsible for any actions taken by associates, agents or manufacturers Consultant may introduce to Client and Client may engage agreements with.

(E) In the event the services of this agreement are terminated prior to completion of the project, Client shall compensate Consultant for services preformed through the term of this agreement.

(F) All documents provided to client and Consultant are confidential and legally privileged only for the use of the individual or entity named on the document. Any dissemination, distribution or copying of these documents is strictly prohibited.

(G) If any lawsuit or arbitration is brought to enforce or interpret the provisions of this agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled.

(H) "Key Representative" It is hereby acknowledged that TLA/Consor Inc.is a client from Trademark Management and at such time Ms.
Tashjian may no longer be with ACMG, TLA/Consor would remain obligated to compensate ACMG for all ongoing commissions in accordance with Paragraph 3 of this document.


Dated:          24/8/99                 Client:

                                              /s/ Weston Anson
                                          Weston Anson/Chairman
                                            TLA/Consor Inc.

Dated:          15/9/99                 Client:

                                             /s/ Joy Tashjian
                                          Joy Tashjian/ President & CEO
                                        American Champion Marketing Group